Exhibit 1-1

                           FIRSTENERGY VENTURES CORP.
                     Consolidated Balance Sheet (Unaudited)
                                  June 30, 2003
                     --------------------------------------
                                 (In Thousands)

                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                        $     100
    Receivables:
      Associated companies                                              18,458
      Other                                                              3,655
    Notes receivable from associated companies                          35,369
    Material and supplies                                                1,123
    Prepayments and other                                                3,743
                                                                      --------
                                                                        62,448
                                                                      --------

PROPERTY, PLANT AND EQUIPMENT:
    In service                                                         213,384
    Less: Accumulated provision for depreciation                        17,736
                                                                      --------
                                                                       195,648
    Construction work in progress                                          230
                                                                      --------
                                                                       195,878
                                                                      --------

INVESTMENTS:
    Other                                                               26,964
                                                                      --------
                                                                        26,964
                                                                      --------
DEFERRED CHARGES:
    Goodwill                                                                67
    Other                                                                3,422
                                                                      --------
                                                                         3,489
                                                                      --------

         TOTAL ASSETS                                                $ 288,779
                                                                      ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Currently payable long-term debt                                 $   2,788
    Notes payable to associated companies                               21,365
    Accounts payable
      Other                                                                174
      Associated companies                                                 482
    Accrued taxes                                                          402
    Accrued interest                                                     2,979
    Other                                                                    7
                                                                      --------
                                                                        28,197
                                                                      --------

CAPITALIZATION:
    Common stockholder's equity                                        113,124
    Long-term debt                                                     140,949
                                                                      --------
                                                                       254,073
                                                                      --------

DEFERRED CREDITS:
    Accumulated deferred income taxes                                    1,831
    Other                                                                4,678
                                                                      --------
                                                                         6,509
                                                                      --------

         TOTAL LIABILITIES & CAPITALIZATION                          $ 288,779
                                                                      ========


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                                                                     Exhibit 1-1


                           FIRSTENERGY VENTURES CORP.
                Consolidated Statement of Operations (Unaudited)
                ------------------------------------------------
                                 (In Thousands)


                                              Three Months       Six Months
                                                 Ended             Ended
                                              June 30, 2003     June 30, 2003
                                              -------------     -------------


REVENUES                                         $  5,767         $15,031

EXPENSES:

    Other operating expenses                        4,999           9,394
    Provision for depreciation
       and amortization                             2,849           5,634
    General taxes                                      73             150
                                                   ------          ------
         Total expenses                             7,921          15,178
                                                   ------          ------

LOSS BEFORE INTEREST
  & INCOME TAXES                                   (2,154)           (147)

NET INTEREST CHARGES:

    Interest expenses                               2,355           4,657
    Capitalized interest                               (7)            (18)
                                                  -------          ------
         Net interest charges                       2,348           4,639
                                                  -------          ------

INCOME TAX BENEFIT                                 (1,876)         (1,996)
                                                  -------          ------

NET LOSS                                         $ (2,626)        $(2,790)
                                                  =======          ======